Exhibit 99.1

SAIC ANNOUNCES PLAN TO SEPARATE INTO TWO INDEPENDENT,

PUBLICLY TRADED COMPANIES

Stand Alone Government Technical Services/IT Business and Solutions-Focused Business Formed With the Objective of Creating Long-term Value, Unlocking Growth Potential

(McLean, Va.) August 30, 2012 – Science Applications International Corporation (SAIC) [NYSE:SAI] today announced that its Board of Directors, following a recently completed comprehensive strategic review, has authorized management to pursue a plan to separate into two independent, publicly traded companies. The proposed separation is intended to take the form of a tax-free spin-off to SAIC stockholders of 100% of the shares of a newly formed company focused on government technical services and enterprise information technology (IT).

The spin-off is expected to occur in the latter half of next fiscal year, subject to final approval of the Board of Directors. The spin-off is not expected to require a vote of the stockholders of SAIC.

“In this next step of our strategic plan we configure ourselves for the future. Our two new companies will be designed so that their businesses can be more differentiated and more competitive in their own space. More importantly, that addressable space will expand for each as we eliminate the burden of organizational conflicts of interest (OCI),” said John Jumper, chairman and chief executive officer. “This affords both companies an excellent opportunity to combine optimized cost structures, unrestricted access to their respective markets, and the leveraging of decades of SAIC’s scientific and engineering excellence to unleash the growth and value we can deliver to our customers, employees and shareholders.”

Based on current plans, the two separate businesses would be:

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A technical services business – This business will focus on government technical services and enterprise IT businesses, and have a leaner and more efficient cost structure. As one of the largest, pure-play government services companies in the market, it will compete in a broad market space, leveraging its deep mission knowledge and customer relationships in a more competitive and agile organizational structure. It will be free of potential OCI restrictions caused by its current relationship with other SAIC business pursuits, specifically those involved in developing ISR solutions and products for the Department of Defense and Intelligence agencies. New opportunities due to the elimination of OCI are expected to include Systems Engineering and Technical Assistance (SETA), Cost & Financial Analysis, and Program Office Support. Likewise, we will be able to expand our offerings noted above to the Intelligence Community and Civil Agencies. Pro forma revenue for the fiscal year ending January 31, 2013 for the future technical services business is estimated at $4 billion.

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A solutions-focused business – This business will focus on delivering science and technology solutions in three high-growth markets that reflect high priority, long-term global needs – national security, engineering and health. These three markets share an increasingly important convergence of the physical and digital worlds they represent.

These markets operate in complex, data rich environments, and are foundational for securing the future of our families, our communities, and our world. We believe we have a unique opportunity to horizontally integrate our deep success in developing mission-critical systems, with SAIC’s rapidly emerging technologies in cyber defense, together with our demonstrated solutions in big data analytics, to deliver the next generation of information security and performance in a cyber world. The elimination of OCI with SAIC’s services business will allow this business to have unimpeded access to significant new business opportunities not available today. This includes science and technology opportunities in both Major Defense Acquisition Programs (MDAP) and Programs of Record (POR) in multiple Command, Control, Communications, Computers, and Intelligence (C4ISR) regimes, specifically Maritime ISR systems, US Navy Airborne programs, Battlespace Awareness, Maritime Domain Awareness, Electronic Warfare (EW), and Missile Warning, as well as Logistics, Readiness and Sustainment growth across a range of both US and International customers just to name a few. Pro forma revenue for the fiscal year ending January 31, 2013 for the future solutions-focused business is estimated at $7 billion.

The two companies are expected to:

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Unlock substantial value by removing both the potential and the perception of organizational conflicts of interest that now prevent pursuit of new business in both the services and the solutions markets.

•	Enable internal efficiency by managing distinct businesses differently, producing more cost competitive offerings and unlocking potential for increased revenue and margin performance.

•	Deliver better differentiated systems and solutions to customers by focusing our investment where it’s needed the most, to deliver the greatest impact to customers’ missions.

•	Open new opportunities for employees through growth in leadership positions through expanded market share.

•	Provide investors with a more focused and compelling view of our businesses and their growth potential.

“We feel that SAIC is now well positioned to leverage its strong market position in both the solutions and services businesses, including several high growth markets, and it is time to enact the next step in our strategy,” said Chief Operating Officer Stu Shea. “Competitive conditions warrant a more efficient cost structure, and increased competition requires us to operate in unconstrained environments, free of OCI and other impediments. We believe this separation will create value for our stockholders by unlocking the full growth potential of SAIC.”

The two entities together are initially expected to pay a dividend that is approximately equal in sum to the current SAIC dividend.

Management is continuing to develop detailed plans on capital structure, management, governance and other significant matters. In addition, the completion of any separation transaction will be subject to certain customary conditions, including implementation of intercompany agreements, filing of required documents with the Securities and Exchange Commission, receipt of an opinion from tax counsel and a ruling from the Internal Revenue Service as to the tax-free nature of such a transaction. Although SAIC expects that the separation of its businesses, if consummated, would be completed in the second half of fiscal year 2014, there can be no assurance that a separation will ultimately occur.

The Company has engaged Citigroup Global Markets as its financial advisor.

About SAIC

SAIC is a FORTUNE 500® scientific, engineering, and technology applications company that uses its deep domain knowledge to solve problems of vital importance to the nation and the world, in national security, energy and the environment, critical infrastructure, and health. The Company’s approximately 40,000 employees serve customers in the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security, other U.S. Government civil agencies and selected commercial markets. Headquartered in McLean, Va., SAIC had annual revenues of approximately $10.6 billion for its fiscal year ended January 31, 2012. For more information, visit http://www.saic.com/. SAIC: From Science to Solutions®

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Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” and similar words or phrases. Forward-looking statements in this release include, among others: our intent to separate into two independent publicly traded companies as a result of the proposed spin-off; revenue, growth and cost-efficiency expectations for the two independent companies following the spin-off; the expectation that the spin-off will be tax-free; statements regarding the resources, potential, priorities, competitive positioning and opportunities for the independent companies following the spin-off; expectations about future dividends and the timing of the proposed transaction. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Actual performance and results may differ materially from the forward-looking statements made in this release depending on a variety of factors, including, but not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed spin-off; adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed spin-off; failure to realize the expected benefits of the proposed spin-off; negative effects of announcement or consummation of the proposed spin-off on the market price of the Company’s common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies in connection with the proposed spin-off; unanticipated expenses such as litigation or legal settlement expenses; failure to obtain a tax ruling and/or opinion of counsel as to the tax-free nature of the transaction or tax law changes; changes in capital market conditions that may affect proposed debt financing; the impact of the proposed spin-off on the Company’s or the newly formed company’s employees, customers and suppliers; disruption to business operations as a result of the proposed transaction; the inability to retain key personnel; and the inability of the companies to operate independently following the spin-off.

These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” and “Legal Proceedings” sections of our latest annual report on Form 10-K and quarterly reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our web site at http://www.saic.com/.

All information in this release is as of August 30, 2012. The Company expressly disclaims any duty to update the forward-looking statements provided in this release to reflect subsequent events, actual results or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

Contact:	Melissa Koskovich	Paul Levi
	Media Relations	Investor Relations
	(703) 676-6762	(703) 676-2283
	koskovichm@saic.com	paul.e.levi@saic.com